SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 15, 2002

                             GRUBB & ELLIS COMPANY
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE              1-8122            94-1424307
             ------------------------------------------------------
             (STATE OR OTHER    (COMMISSION        (IRS EMPLOYER
             JURISDICTION OF    FILE NUMBER)     IDENTIFICATION NO.)
             FORMATION)

            2215 SANDERS ROAD, SUITE 400, NORTHBROOK, ILLINOIS 60062
           ----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (847) 753-7500
                                                           --------------

                                 NOT APPLICABLE
          ------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 1.  CHANGE IN CONTROL OF REGISTRANT.

                  On April 15, 2002, the Board of Directors of Grubb & Ellis Company (the "Company"), upon the recommendation of a special committee of disinterested members of the Board of Directors ("Special Committee"), ratified the Company's entering into a binding letter agreement dated April 14, 2002 (the "Letter Agreement") with Kojaian Ventures, L.L.C. ("KV"). Pursuant to the Letter Agreement, KV agreed, subject to the satisfaction of certain terms and conditions, to provide the Company with the funding necessary for the Company to replace the financing that it recently received from its majority stockholder, Warburg Pincus Investors, L.P. ("Warburg Pincus"). KV is wholly owned by C. Michael Kojaian, who is a Director of the Company and, along with his father, currently owns approximately 11.4% of the Company's issued and outstanding Common Stock. In addition, certain affiliated real estate entities of KV, in the aggregate, are substantial clients of the Company. As more fully described below, subsequent to the closing of the transactions contemplated by the Letter Agreement, it can reasonably be expected that a change in control of the Company will effectively occur.

                  As previously disclosed by the Company in its Current Report on Form 8-K filed on March 12, 2002, on March 7, 2002 the Company, upon the approval of the Company's Board of Directors, including a majority of its disinterested Directors, entered into a third amendment (the "Credit Amendment") to restructure the terms and conditions of its amended and restated term loan and revolving credit facility (the "Credit Facility") dated as of December 31, 2000, among the Company, various financial institutions and Bank of America, N.A. as agent and lender (collectively the "Banks"). Pursuant to the Credit Amendment, Warburg Pincus loaned the Company $5,000,000, at the rate of 15% per annum, compounded quarterly, in exchange for a convertible secured promissory note (the "$5,000,000 Subordinated Note"), and thereby became an additional, junior lender under the Credit Facility. Simultaneously with the entering into of the Credit Amendment, upon the approval of a majority of the disinterested members of the Board of Directors, the Company, Warburg Pincus and Bank of America, N.A. ("Bank of America"), as agent for the Banks, entered into an option agreement (the "Option Agreement") pursuant to which the Company has the absolute, unconditional and irrevocable right, to cause Warburg Pincus on June 3, 2002, to purchase from the Company a promissory note in the amount of $6,000,000 upon substantially similar terms and conditions as the $5,000,000 Subordinated Note (the "$6,000,000 Subordinated Note"). The entire $11,000,000 of indebtedness represented by the $5,000,000 Subordinated Note and the $6,000,000 Subordinated Note (collectively, the "$11,000,000 Subordinated Debt") is convertible, generally at the option of the holder, into (i) 11,000 shares of the Company's Series A Preferred Stock, having a coupon of 15% per annum, compounded quarterly, and a stated value of $1,000 per share, plus (ii) additional shares of Series A Preferred Stock representing accrued interest on, and


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                  reasonable costs of the holder attributable to, the
                  $11,000,000 Subordinated Debt ((i) and (ii), collectively, the "Conversion Amount"). The $11,000,000 Subordinated Debt is also convertible in part, from time to time and generally at the option of the holder, into a pro rated portion of the Conversion Amount of Series A Preferred Stock. The Series A Preferred Stock is not convertible into any other securities of the Company or subject to redemption under any circumstances, but has a preference upon liquidation, dissolution and certain change in control transactions. In addition, the Series A Preferred Stock has veto rights with respect to certain corporate transactions and voting power equivalent to its liquidation preference on all matters that are subject to a stockholder vote. The liquidation preference of the Series A Preferred Stock issuable to the holder of the Series A Preferred Stock is the greater of (i) two (2) times the Conversion Amount, plus the accrued dividend thereon at the rate of 15% per annum, or (ii) the equivalent of 50% of the consideration to be paid to all equity holders of the Company on a fully diluted basis as if liquidation, dissolution or a change of control transaction occurred on March 7, 2002, subject to adjustments. Accordingly, the voting power of this Series A Preferred Stock, upon issuance, is currently 50% of the Company on a fully diluted basis, or approximately 58% on a primary share basis.

                  Also pursuant to the Option Agreement, provided that the Company receives approximately $15,200,000 from the sale of equity or subordinated debt securities, the Company has the right to replace Warburg Pincus with respect to its $11,000,000 Subordinated Debt by tendering to Warburg Pincus, or its assigns, on or before April 30, 2002 (subject to extension to May 14, 2002): (i) the entire principal amount of the $5,000,000 Subordinated Note, plus accrued interest thereon and reasonable costs of Warburg Pincus with respect thereto, and (ii) the sum of $4,158,431, to repurchase 1,337,358 shares of Common Stock held by Warburg Pincus and/or its assigns, whereupon the $5,000,000 Subordinated Note will be cancelled and the Option Agreement, including the additional $6,000,000 Subordinated Note issuable thereunder, will automatically be terminated. Accordingly, pursuant to the Letter Agreement, KV has agreed to provide the Company $15,158,431, plus accrued interest on the $5,000,000 Subordinated Note, and reimburse the Company for Warburg Pincus' reasonable, documented out-of-pocket expenses associated with the $5,000,000 Subordinated Note, not to exceed $100,000. The Company has been advised by KV that the source of these funds are from the working capital of KV, and are not borrowed from a lending institution or any other source.

                  The Special Committee recommended that the Board of Directors approve the financing offered by KV, pursuant to the Letter Agreement, subject to conditions set forth below, as it is on more favorable terms and conditions to the Company than the financing provided by Warburg Pincus pursuant to the Option Agreement. The form of KV's proposed investment shall be substantially identical to the form of the $11,000,000 Subordinated Debt that Warburg Pincus was to provide pursuant to the Option Agreement, PROVIDED, HOWEVER, that the

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                  proposed $11,000,000 Subordinated Debt to be provided by KV is more favorable to the Company in two (2) material respects.

                  First, the interest rate on the $11,000,000 Subordinated Debt to be provided by KV will be 12% per annum as opposed to the current 15% per annum. Similarly, the Series A Preferred Stock into which the $11,000,000 Subordinated Debt is convertible will have a coupon of 12% per annum rather than 15% per annum, as is currently the case with the Series A Preferred Stock issuable to Warburg Pincus. Second, the Series A Preferred Stock that KV is entitled to receive, like the Series A Preferred Stock issuable to Warburg Pincus, will also have preference on liquidation, dissolution and certain change in control transactions, but it will be equal to the greater of
                  (i) 1.5 times the Conversion Amount, plus the accrued dividend thereon at the rate of 12% per annum (provided such liquidation, dissolution, or change of control transaction takes place within twelve (12) months after the closing of the transactions contemplated by the Letter Agreement, and thereafter it will increase to 2 times the Conversion Amount plus the accrued dividend thereon at the rate of 12% per annum), or (ii) the equivalent of 40% percent of the consideration to be paid to all the equity holders of the Company, not on a fully diluted basis, but rather, on an "Adjusted Outstanding Basis." For purposes of determining this liquidation preference, the Adjusted Outstanding Basis is equal to the shares of Common Stock outstanding as of the date of the closing of the transactions contemplated by the Letter Agreement (the "Closing of the KV Transaction") plus the shares of Common Stock underlying the following options (i) those Common Stock options that have been granted and are outstanding as of the Closing of the KV Transaction that have an exercise price equal to or less than $5.00 per share (other than those Common Stock options, if any, that are cancelled within 12 months after the Closing of the KV Transaction), plus (ii) all Common Stock options that are currently authorized and subsequently issued within twelve (12) months of the Closing of the KV Transaction, plus (iii) 50% of all Common Stock options, if any, subsequently authorized and issued within twelve (12) months after the Closing of the KV Transaction ("Newly Authorized Options"), provided that the number of Newly Authorized Options to be taken into account for the purposes of this calculation shall not exceed the number of any Common Stock options cancelled during such 12-month period. Accordingly, the voting power of the Series A Preferred Stock, upon issuance to KV, would currently be 40% of the Company on an Adjusted Outstanding Basis, and approximately 44% on a primary share basis.

                  Upon receipt of $15,158,431 (plus accrued interest and expenses) from KV, the Company will redeem, at cost, the 1,337,358 shares of Common Stock issued to Warburg Pincus earlier this year and reissue an equal number of shares of Common Stock to KV at the same per share price of approximately $3.11. The Company will also pay down $6,000,000 of revolving debt under its Credit Facility.

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                  Accordingly, upon the Closing of the KV Transaction, KV and its affiliated parties would have the power to acquire voting control over the Company's shares by converting the $11,000,000 Subordinated Debt. In the event of the conversion of the $11,000,000 Subordinated Debt into Series A Preferred Stock, there would be a change in control of the Company, as KV and its affiliated parties would have in excess of 50% of the voting power of the Company (subject to adjustment) and Warburg Pincus, which currently owns approximately 48% of the issued and outstanding Common Stock of the Company (and upon issuance of the Series A Preferred Stock, would have had approximately 78% of the voting power), would have approximately 22% of the voting power of the Company (subject to adjustment). In connection with the KV Transaction, that certain voting agreement (the "Voting Agreement") entered into on January 24th, 1997, by C. Michael Kojaian and his father (collectively, the "Kojaians"), Warburg Pincus and the Goldman Sachs Group, Inc. ("Goldman Sachs"), pursuant to which each of the parties to the Voting Agreement have agreed to vote all of their shares for the other's Board nominees, is not being amended. Presently, Warburg Pincus has two (2) nominees on the Board of Directors, and each of the Kojaians and Goldman Sachs has one nominee on the Board of Directors.

                  The entering into of definitive agreements with KV is subject to certain terms and conditions. Specifically, those conditions are: receipt by the Company of all necessary consents, approvals or waivers required by the Banks pursuant to the Credit Facility; receipt by the Special Committee from an independent financial advisor of a written opinion to the effect that the transactions contemplated by the Letter Agreement are fair to the Company from a financial point of view (the "Fairness Opinion"); satisfaction of all legal requirements, including those under applicable securities laws and regulations; and definitive documentation embodying the terms of the Letter Agreement satisfactory to the Company and KV; PROVIDED, HOWEVER, that such definitive documentation shall be substantially identical to the definitive documentation entered into by the Company with Warburg Pincus, except as otherwise provided for in the Letter Agreement and with such conforming changes as are reasonably necessary to effect the intent of the Letter Agreement. The Special Committee is currently negotiating the retention of an independent financial advisor with respect to seeking to obtain the required Fairness Opinion.

                  Each of the Company and KV have agreed to use their reasonable best efforts to consummate the Closing of the KV Transaction on or before May 13, 2002, after which date, if not consummated, the Letter Agreement and all definitive documentation relating thereto become null and void. The Company also agreed, upon the entering into of the Letter Agreement, and during the duration of the foregoing period, not to initiate, solicit or encourage any alternative proposals to the financing proposed by KV, engage in any discussions concerning an alternative financing proposal, or to provide to any person any confidential information with respect thereto or in contemplation thereof, or agree to, approve or recommend any alternative proposal.

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                  The Company received a $1,000,000 earnest money deposit from
                  KV in connection with the entering into of the Letter Agreement. In the event that a Closing of the KV Transaction does not occur for any reason, other than a breach by KV of the Letter Agreement or the definitive documentation, then upon request by KV, the $1,000,000 shall be immediately returned by the Company to KV without interest or deduction.

                  The Company's Common Stock is currently listed on the New York Stock Exchange ("NYSE") pursuant to a listing agreement (the "Listing Agreement"). As previously disclosed by the Company on January 22, 2002, the NYSE accepted the Company's proposed business plan to attain compliance with the NYSE's listing standards on or before July 4, 2003. As a result, the Company's common stock continues to be traded on the NYSE, subject to the Company maintaining compliance with its business plan, which is subject to periodic review by the NYSE. The Company had received notification from the NYSE of non-compliance with its listing standards on January 4, 2002. Pursuant to its Listing Agreement, the Company will seek to obtain stockholder approval in connection with the transactions contemplated by the Letter Agreement. In the event that the Company does not obtain the requisite stockholder approval, or obtain a waiver from the NYSE, the Company will be in violation of its Listing Agreement and its shares may be subject to delisting from the NYSE.

                  The foregoing is only intended to be a summary of the terms of the Letter Agreement and is not a complete discussion of the Letter Agreement. Accordingly, the foregoing is qualified by reference to the full text of the Letter Agreement, which is attached hereto as an Exhibit to this Current Report on Form 8-K.

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Item 7.  Financial Statements and Exhibits

                  The following are filed as Exhibits to this Current Report on Form 8-K:

                  1. Letter Agreement dated April 14, 2002 by and between Grubb & Ellis Company and Kojaian Ventures, L.L.C.

                  2. Press Release issued by Grubb & Ellis Company dated April 19, 2002.













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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                            GRUBB & ELLIS COMPANY



                                            By:   /s/ BARRY M. BAROVICK
                                                  ---------------------
                                                  Barry M. Barovick
                                                  Chief Executive Officer and
                                                  President



                                                  /s/ IAN BRESS
                                                  -------------
                                                  Ian Y. Bress
                                                  Chief Financial Officer


Dated: April 19, 2002



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